UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2006

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2828 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices, including zip code)

214-981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Energy Transfer Partners, L.P. (“ETP”), a subsidiary of Energy Transfer Equity, L.P. has entered into agreements with GE Energy Financial Services and Southern Union Company to acquire the Transwestern Pipeline. The agreements provide for a series of transactions in which ETP will acquire all of the outstanding Class B membership interests in CCE Holdings, LLC (“CCEH”) from GE Energy Financial Services and other investors. The Class B membership interests represent a 50% ownership in CCEH, which was formed in 2004 to purchase CrossCountry Energy. In the second transaction, CCEH will redeem the 50% ownership in CCEH of ETP in exchange for 100% ownership of Transwestern Pipeline Company, LLC (“Transwestern”), following which Southern Union will own all of the member interests of CCEH.

The Transwestern assets primarily consist of the Transwestern Pipeline, a 2,500 mile interstate natural gas pipeline system. The Transwestern Pipeline connects supply areas in the San Juan Basin in southern Colorado and northern New Mexico, the Anadarko Basin in the Mid-continent and the Permian Basin in west Texas to markets in the Midwest, Texas, Arizona, New Mexico and California. The Transwestern Pipeline interconnects with ETP’s existing intrastate pipelines in west Texas.

The series of transactions, valued at $1.465 billion, is subject to various regulatory approvals prior to closing. ETP intends to finance the transactions by issuing, prior to or simultaneous with closing, approximately $1.2 billion of equity, consisting of limited partnership interests, and through borrowings.

Item 8.01. Other Events.

On September 15, 2006, ETP issued a press release announcing that it had entered into agreements to acquire the Transwestern Pipeline. A copy of this press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are being furnished herewith:

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of September 14, 2006, among Energy Transfer Partners, L.P. and EFS-PA, LLC (a/k/a GE Energy Financial Services), CDPQ Investments (U.S.) Inc., Lake Bluff, Inc., Merrill Lynch Ventures, L.P. 2001 and Kings Road Holdings I LLC.

10.2	Redemption Agreement, dated September 14, 2006, between Energy Transfer Partners, L.P. and CCE Holdings, LLC.

10.3	Letter Agreement, dated September 14, 2006, between Energy Transfer Partners, L.P. and Southern Union Company

99.1	Press Release of Energy Transfer Partners, L.P., dated September 15, 2006, announcing that it had entered into agreements to acquire the Transwestern Pipeline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
John W. McReynolds,
President and Chief Financial Officer

Dated: September 18, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of September 14, 2006, among Energy Transfer Partners, L.P. and EFS-PA, LLC (a/k/a GE Energy Financial Services), CDPQ Investments (U.S.) Inc., Lake Bluff, Inc., Merrill Lynch Ventures, L.P. 2001 and Kings Road Holdings I LLC.

10.2	Redemption Agreement, dated September 14, 2006, between Energy Transfer Partners, L.P. and CCE Holdings, LLC.

10.3	Letter Agreement, dated September 14, 2006, between Energy Transfer Partners, L.P. and Southern Union Company

99.1	Press Release of Energy Transfer Partners, L.P., dated September 15, 2006, announcing that it had entered into agreements to acquire the Transwestern Pipeline.